UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/28/2007

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 28, 2007, CDI Corp. (the "Company") and its wholly-owned subsidiary, CDI Corporation, entered into a Credit Agreement with JP Morgan Chase Bank, N.A. (the "Bank"). The Credit Agreement establishes a $45 million revolving line of credit facility. This is a short-term debt facility, with a term ending on February 27, 2008. This credit facility is unsecured, but is guaranteed by three indirect subsidiaries of the Company: Todays Staffing, Inc., Management Recruiters International, Inc. and MRI Contract Staffing, Inc.

The interest rate for any borrowings under this line of credit will be based on either a Eurodollar rate or an "Alternate Base Rate" (which is the greater of (i) the Bank's prime rate and (ii) the Federal Funds rate plus 0.5%), as chosen by the Company each time it wishes to borrow funds. The interest rate in the case of Eurodollar-based borrowings will be the LIBOR rate plus a number of basis points (ranging from 0.575% to 1.225%) depending on the Company's leverage ratio (which is defined as the ratio of consolidated indebtedness to consolidated EBITDA). The interest rate in the case of Alternate Base Rate borrowings will be the Alternate Base Rate, plus 0.225% if the Company's leverage ratio equals or exceeds 2.0. Any Eurodollar-based borrowing must be in a minimum principal amount of $2,000,000 and any Alternate Base Rate loan must be in a minimum principal amount of $100,000.

The Credit Agreement contains the following three financial covenants:

1. The Company's consolidated leverage ratio (as defined above) may not exceed 2.5 to 1.0.
2. The Companay's consolidated net worth may not be less than the sum of $228 million plus 35% of the consolidated net income for each fiscal quarter ending after the Credit Agreement was signed.
3. The Company's consolidated fixed charge coverage ratio (the ratio of EBITDA plus lease expenses minus cash capital expenditures for a twelve-month period to interest expenses and lease expenses for that period) may not be less than 1.5 to 1.0.

This is a committed line of credit from the Bank, which replaces the previous uncommitted line of credit from the Bank to the Company. The uncommitted line of credit expired on February 28, 2007.

As of February 28, 2007, the Company had no outstanding borrowings under the old uncommitted line of credit, and has not borrowed any money under the new line of credit nor does it have any immediate plans to do so.

Item 1.02.    Termination of a Material Definitive Agreement

As noted above, the uncommitted line of credit established by the Bank in favor of the Company in November 2004 expired on February 28, 2007, the same date as the new committed line of credit was entered into by the Bank and the Company.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth above under Item 1.01.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: March 02, 2007	By:	/s/ Mark A. Kerschner
Mark A. Kerschner
Executive Vice President and Chief Financial Officer